UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐                      Preliminary Proxy Statement

☐                      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐                      Definitive Proxy Statement

☒                    Definitive Additional Materials

☐                      Soliciting Material Pursuant to §240.14a-12

LEAP WIRELESS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

Pentwater Capital Management LP

Pentwater Growth Fund Ltd.

Pentwater Equity Opportunities Master Fund Ltd.

Oceana Master Fund Ltd.

LMA SPC for and on behalf of MAP 98 Segregated Portfolio

Matthew C. Halbower

Robert E. Switz

Richard R. Roscitt

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒                      No fee required.

☐                        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐                        Fee paid previously with preliminary materials.

☐                        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Pentwater Capital Management LP, together with the other participants named in this Schedule 14A (collectively, “Pentwater”) is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the election of its director nominees to the board of directors of Leap Wireless International, Inc. (“Leap”) and to vote on four other proposals at Leap’s 2011 annual meeting of stockholders.  Leap stockholders should read Pentwater’s definitive proxy statement and its other publicly-filed proxy materials as they become available, because they contain important information.  Information regarding the direct and indirect interests of each participant in the solicitation of proxies by Pentwater are included in Pentwater’s proxy materials filed with the SEC.  Pentwater’s proxy materials and other SEC filings may be accessed without charge at the SEC’s website at www.sec.gov.  Pentwater’s proxy statement and GOLD proxy card are also available at www.ViewOurMaterial.com/pentwater-leap or by contacting Pentwater’s proxy solicitor, MacKenzie Partners, Inc., at its toll-free number (800) 322-2885 or at leap@mackenziepartners.com.

On July 6, 2011, Pentwater delivered the attached presentation to Institutional Shareholder Services.

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